Notice of 1998
     Annual Meeting and
     Proxy Statement
                                        April 16, 1998


     Dear Shareholder:

           You are cordially invited to attend the Annual Meeting of Shareholders of Gryphon Holdings Inc. to be held at 4:00 p.m. on Tuesday, May 12, 1998 at The Down Town Association, 60 Pine Street, New York City. Notice of the meeting, a proxy card and the Proxy Statement containing certain information about the Company are enclosed, together with the Annual Report to Shareholders for the year ended December 31, 1997.

           At this year's meeting you will be asked to elect three Class II Directors to serve until the Annual
     Meeting of Shareholders in 2001.

          We recommend that you vote for the three nominees, whose names appear in the Proxy Statement.

           Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request you to sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

           Thank you for your cooperation and continued support.


                                        Sincerely,




                                        Stephen A. Crane
                                        President &
                                        Chief Executive Officer







                      GRYPHON HOLDINGS INC.
                         30 Wall Street
                  New York, New York 10005-2201
                Telephone Number: (212) 825-1200




            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held May 12, 1998



To the Shareholders of Gryphon Holdings Inc.:

       Notice is hereby given that the Annual Meeting of Shareholders of Gryphon Holdings Inc., a Delaware corporation (the "Company"), will be held at The Down Town Association, 60 Pine Street, New York City, on Tuesday, May 12, 1998, at 4:00 p.m. for the following purposes:

           1. To elect the three Class II Directors of the Company; and

           2.    To  transact such other business as may  properly
           come   before   the  meeting  or  any      adjournments
           thereof.

      The Board of Directors has fixed the close of business on April 2, 1998 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

      A proxy card and return envelope are enclosed for your convenience.


                            On behalf of the Board of Directors




                            ROBERT M. COFFEE
                            Secretary


April 16, 1998






                            IMPORTANT

      It is important that your shares be represented at the Annual Meeting. Please complete, sign, date and mail the enclosed proxy card promptly in the return envelope provided, regardless of whether you plan to attend the Annual Meeting, so that your vote may be recorded.


                      GRYPHON HOLDINGS INC.
                         30 Wall Street
                  New York, New York 10005-2201
                Telephone Number: (212) 825-1200

                         PROXY STATEMENT
      This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share (the "Common Stock"), of Gryphon Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on May 12, 1998, and any adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 16, 1998.

      Only holders of record of the Common Stock as of the close of business on April 2, 1998, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding 6,739,506 shares of Common Stock, which are the only securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

      The holders of the Common Stock (the "Shareholders") are being asked to elect the three Class II Directors of the Company.

      Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the Shareholder attending the Annual Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses, which are anticipated not to exceed $6,500.

      All proxies received from Shareholders pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, in accordance with the instructions contained thereon. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as Class II Directors of the Company.

      Directors of the Company are elected by a plurality of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting, assuming a quorum is present. Any other matters submitted to the vote of the Shareholders shall be determined by a majority of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Delaware law, in tabulating votes, broker non-votes will not be considered present at the Annual Meeting.

      The Board of Directors does not know of any matter other than the matters presented herein that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.



                    1.  ELECTION OF DIRECTORS
      The Company's By-Laws provide for a Board of Directors that shall not be less than 3 nor more than 15 in number as determined from time to time by the Board of Directors. The By-Laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the total number of Directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The number of Directors is presently set at ten, comprised of three Class I Directors, three Class II Directors and four Class III Directors. Currently, one Class I Director's seat is vacant. At the Annual Meeting of Shareholders, three Class II Directors will be elected by the Shareholders of record as of the close of business on April 2, 1998, to serve for a term that expires at the Annual Meeting of Shareholders in 2001.

     David H. Elliott, Richard W. Hanselman and George L. Yeager, each a Class II Director of the Company, have been nominated by the Board of Directors to stand for reelection as Class II Directors, to hold office until the Annual Meeting of Shareholders to be held in 2001 and until their successors shall be duly elected and shall have qualified. If any of the nominees for Class II Directors should fail or otherwise become unavailable to serve as a Class II Director for whatever reason, circumstances not expected by management, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the Annual Meeting.

     In connection with the pending acquisition by the Company of The First Reinsurance Company of Hartford ("First Re") and certain of its affiliates from Dearborn Risk Management, Inc. ("Dearborn"), which acquisition is expected to close during the second quarter of 1998, the Company has agreed to increase, as soon as practical following the closing, the number of Directors to eleven and to elect John A. Dore, President and Chief Executive Officer of First Re, and John K. Castle, Chairman of Castle Harlan, Inc., to the Board of Directors of the Company. See "Acquisition of First Re".


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.

                           MANAGEMENT

Directors and Executive Officers

      The following table provides information regarding the Directors and Executive Officers of the Company.

Name                 Age  Position
Stephen   A.  Crane  52   President, Chief Executive Officer and Director
Hadley  C.  Ford     62   Chairman of the Board and Director
Robert  M.  Coffee   52   Senior Vice President, General Counsel & Secretary
Robert  P.  Cuthbert 50   Senior Vice President & Chief Financial Officer
Robert M. Baylis     59   Director
Franklin L. Damon    53   Director
Robert R. Douglass   66   Director
David H. Elliott     56   Director
Richard W. Hanselman 70   Director
Joe M. Rodgers       64   Director
George L. Yeager     64   Director

      The Class I Directors, Messrs. Baylis and Ford, were last elected for a term that expires at the Annual Meeting of Shareholders in 2000; the Class II Directors, Messrs. Elliott, Hanselman and Yeager, were last elected for a term that expires at the Annual Meeting of Shareholders in 1998; and the Class III Directors, Messrs. Crane, Damon, Douglass and Rodgers, were last elected for a term that expires at the Annual Meeting of Shareholders in 1999. At each Annual Meeting of Shareholders, successors to the Directors whose term expires at that Annual Meeting will be elected for a three-year term.
Biographical Information for Directors and Executive Officers

      Set forth below are the names, positions and offices held with the Company, and a brief account of the business experience during the past five years, of each executive officer and nominee for and member of the Board of Directors of the Company.

      Mr. Crane has served as President, Chief Executive Officer and a Class III Director of the Company since September 1993. From April 1993 until December 1993, Mr. Crane served as Chairman, Strategic Development Group -- North America of Willis Corroon Corporation, a subsidiary of Willis Corroon Group plc. From November 1989 until March 1993, Mr. Crane was President and Chief Executive Officer of G. L. Hodson & Son, Inc., a reinsurance intermediary and a subsidiary of Willis Corroon Corporation.

      Mr. Coffee has served as Senior Vice President, General Counsel and Secretary of the Company since November 1994. From July 1990 until November 1994, Mr. Coffee served as Vice President, Secretary and Assistant General Counsel of Willis Corroon Corporation.

      Mr. Cuthbert, a certified public accountant, has served as Senior Vice President and Chief Financial Officer of the Company since March 1994. From April 1993 to March 1994, Mr. Cuthbert served as Senior Vice President and Chief Financial Officer of Coregis Group, Inc., a specialty commercial insurer, and as a Director of Mt. Airy Insurance Company, California Insurance Company and Coregis Indemnity Company, all of which are subsidiaries of Coregis Group, Inc. From January 1992 to May 1992, Mr. Cuthbert served as Senior Vice President and Chief Financial Officer of Poe & Associates, Inc., an insurance intermediary. From November 1989 to December 1991, Mr. Cuthbert served as First Vice President, Chief Financial Officer and Investor Relations Officer of Willis Corroon Corporation.

      Mr. Baylis has served as a Class I Director of the Company since March 1996. Mr. Baylis retired as Vice Chairman of CS
First Boston Corporation in January 1996 after 33 years of service. Mr. Baylis served as Chairman and Chief Executive Officer of CS First Boston Pacific from March 1993 until August 1994, and as Vice Chairman of The First Boston Corporation ("First Boston") from March 1992 until March 1993. Prior to March 1992, Mr. Baylis was responsible for all investment banking and merger and acquisition activities for First Boston's financial institution clients. Mr. Baylis has served as a Director of New York Life Insurance Company since January 1997, as a Director of Host Marriott Corp., a hotel real estate company, since May 1996, and as a Director of Covance Inc., a contract research organization, since January 1997.

      Mr. Damon has served as a Class III Director of the Company since September 1993. Mr. Damon has been engaged in the practice of law in the insurance regulatory field for more than twenty years. From March 1991 to January 1994 he served as of counsel to the law firm of Sullivan, Roche & Johnson. Since 1986, Mr. Damon has served as Chairman of the Lawyers Professional Liability Insurance Committee of the Los Angeles County Bar Association, and he is presently Special Counsel to the Los Angeles County Bar Association.

      Mr. Douglass has served as a Class III Director of the Company since September 1993. Since December 1993, Mr. Douglass has served as of counsel to the law firm of Milbank, Tweed,
Hadley  &  McCloy.   From        1985 until  1993,  Mr.  Douglass
served as Vice Chairman and as a Director of The Chase Manhattan Corporation and its principal subsidiary, The Chase Manhattan Bank, N.A. (collectively, "Chase Manhattan"), which he joined in 1976. Mr. Douglass served as Senior Customer Planning and Development Officer of Chase Manhattan from 1990 until 1993. Mr. Douglass served as a Director of Home Holdings Inc. from 1993 to 1995. Mr. Douglass has served as a Director of HRE Properties, a real estate investment trust, since January 1992 and as Chairman of the Board of Cedel since May 1994.

     Mr. Elliott has served as a Class II Director of the Company since April 1994. Mr. Elliott has served as Chairman of MBIA, Inc. and its operating company, MBIA Insurance Corporation, (collectively, "MBIA") since January 1994, as Chief Executive Officer of MBIA since January 1992 and as a Director of MBIA since March 1988. Mr. Elliott served as President of MBIA from January 1987 through December 1994 and as Chief Operating Officer of MBIA from January 1987 to December 1991. Mr. Elliott has served as a Director of Orion Capital Corporation since March 1998.

      Mr. Ford has served as the Chairman of the Board and as a Class I Director of the Company since September 1993. Mr. Ford is an independent management consultant who has also served as a Senior Advisor to the insurance industry practice of Andersen Consulting since October 1992. From 1965 to 1992, Mr. Ford was employed by BoozAllen & Hamilton, most recently as a Director and Senior Vice President in charge of the firm's insurance industry practice. Mr. Ford has served as a Director of U.S. Homecare Inc. since 1994.

      Mr. Hanselman has served as a Class II Director of the Company since September 1993. Mr. Hanselman has served as a Director of Arvin Industries, Inc., an automotive supplier, since 1983, as a Director of Becton Dickenson & Co., a medical and diagnostic equipment manufacturer, since 1981, as a Director of Bradford Funds Inc., a money market fund, since 1987, and as a Director of the Foundation Health Systems Inc., a health maintenance organization, since 1990.

      Mr. Rodgers has served as a Class III Director of the Company since September 1993. Mr. Rodgers has served as a Director of AMR Corporation/American Airlines, Inc. since January 1989, as a Director of Gaylord Entertainment Company since October 1991, as a Director of Lafarge Corporation, a cement and construction materials company, since May 1989, as a Director of SunTrust Bank, Nashville, N.A. since October 1989, as a Director of Thomas Nelson, Inc., a publishing company, since August 1992, as a Director of Tractor Supply Company since April 1995, and as a Director of Willis Corroon Group plc, a worldwide insurance intermediary, since October 1990.

      Mr. Yeager has served as a Class II Director of the Company since October 1993. Mr. Yeager was Senior Vice President and Chief Underwriting Officer for the Crum and Forster Insurance Companies from 1986 to 1992. Mr. Yeager was a Director of United States Fire Insurance Company, North River Insurance Company, Westchester Fire Insurance Company, International Insurance Company and Constitution Reinsurance Company, all of which were subsidiaries of Crum and Forster Insurance Companies. Mr. Yeager served from 1994 to 1997 as a Director of American E&S, a subsidiary of Acordia, Inc. Mr. Yeager also served on the Board of Governors for the National Council of Compensation Insurance from 1988 to 1992. He served as a Director of Insurance Services Office from 1990 to 1992, as a Director of American Nuclear Institute from 1990 to 1992, and as a Director of Industrial Risk Insurance from 1991 to 1992.

      Except for certain severance agreements and indemnification agreements,  none  of  the executive officers  has  an  agreement
relating  to  the terms of his employment with the Company.   See
"Certain Relationships and Related Transactions."

      Mr. Damon represents the Company from time to time in connection with certain insurance regulatory matters, primarily in the State of California. For such services, Mr. Damon received $37,226 and $51,875 for 1997 and 1996, respectively.

      All of the executive officers and Directors of the Company are citizens of the United States of America. There are no material proceedings to which any Director or executive officer or any associate of any such Director or executive officer is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall affairs of the
Company.    Members  of  the  Board  are  kept  informed  of  the
Company's business by various reports provided to them by management, as well as by operating and financial reports made at Board and Committee meetings by the President and other executive officers of the Company.

Committees of the Board

     The Board has established an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and an Investment Committee. The Audit Committee reviews the services provided by the Company's independent public accountants, consults with such accountants on audits and proposed audits and reviews the need for internal auditing procedures and the adequacy of internal controls. The Compensation Committee establishes and reviews the overall compensation policy of the Company, determines the specific terms and conditions of employment of senior executives of the Company and oversees the employee benefit programs of the Company. See "Report of the Compensation Committee." The Executive Committee, during the interim between meetings of the Board, has been delegated certain authority of the Board. The Governance Committee reviews and makes recommendations to the Board regarding: (i) the role and effectiveness of the Board and its Committees, (ii) criteria for membership on the Board and (iii) individual candidates for membership on the Board. The Governance Committee also seeks potential nominees for Board membership in various ways and will consider suggestions submitted by Shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Investment Committee determines the Company's investment policy and reviews the performance of the Company's investment managers. In addition to the foregoing committees, the Board has established from time to time additional committees to assist it with special projects. During 1997, the Board established an Ad Hoc Committee in connection with the negotiation of the pending acquisition of First Re and certain other subsidiaries of Dearborn.

      The Audit Committee consists of Messrs. Damon, Douglass, Rodgers (Chairman) and Yeager. The Compensation Committee consists of Messrs. Douglass (Chairman), Ford, Hanselman and Rodgers. The Executive Committee consists of Messrs. Crane (Chairman) and Ford. The Governance Committee consists of Messrs. Crane, Douglass, Ford (Chairman) and Hanselman. The Investment Committee consists of Messrs. Baylis, Crane, Elliott and Hanselman (Chairman). The Ad Hoc Committee consisted of Messrs. Baylis (Chairman), Douglass, Ford and Elliott. Attendance of Directors

      During 1997, the Board of Directors held five meetings; the Ad Hoc Committee held one meeting; the Audit Committee held four meetings; the Compensation Committee held five meetings; the Executive Committee held no meetings; the Governance Committee held no meetings and the Investment Committee held four meetings. All directors attended 100% of the meetings of the Board and the committees on which they served.


                    COMPENSATION OF DIRECTORS

     Directors of the Company who are employees of the Company or its affiliates receive no directors' fees. Non-employee Directors are paid an annual retainer of $20,000, plus $1,000 per day for attendance at each Board of Directors meeting and for attendance at meetings of committees of the Board of Directors occurring on days other than days of Board meetings. The Chairmen of the Audit Committee, the Compensation Committee and the Investment Committee receive an annual fee of $3,000 for serving in such capacity. The Chairman of the Board receives, effective as of January 1, 1996, an additional annual retainer of $20,000 for services rendered in such capacity. Non-employee Directors receive $500 for each meeting of the Board of Directors, and each meeting of its committees occurring on days other than days of Board meetings, in which they participate by telephone. In addition, all Directors are reimbursed for their reasonable travel expenses incurred in attending these meetings.

      Under the terms of the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"), each Director of the Company who is not an employee of the Company or its affiliates is entitled to the grant, on the later of (i) May 12, 1995 or (ii) the date on which such Director is first elected to the Board, of an initial option to purchase 10,000 shares of Common Stock. Options under the Directors' Plan are granted at the fair market value of such shares on the date of grant and become exercisable in four equal annual installments commencing on the day immediately preceding the second anniversary of the date of grant. Options remain outstanding for ten years from the date of grant, unless terminated earlier in the event of death, disability, retirement or other circumstances detailed in the Directors' Plan. On the fifth anniversary of the date of the initial grant, and continuing on each subsequent anniversary of such date during a Director's tenure on the Board, such Director will be granted an option to purchase an additional 2,000 shares of Common Stock or such lesser proportionate amount as then remains available for grant. An aggregate of 100,000 shares of Common Stock have been authorized for issuance upon the exercise of options under the terms of the Directors' Plan.


              REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee, which is composed of four independent outside Directors, is responsible for the establishment and review of the overall compensation policy of the Company, the general oversight of the employee benefits plans maintained by the Company and the specific terms and conditions of employment of senior executives of the Company.

      It is the overall policy of the Compensation Committee to align the interests of management with those of the Shareholders by making a significant portion of executive compensation depend upon the Company's performance. The Company's compensation programs emphasize the following basic principles:

          Compensation should be linked to the creation of value for Shareholders, and executives should be encouraged to acquire ownership in the Company;

          Compensation programs should be designed to attract, motivate and retain executives with the requisite skills to effectively pursue the Company's strategic objectives; and

          Compensation programs should reward individual performance through an appropriate balance of base salary, annual bonus awards and long-term equity incentives.

Compensation Program

      The Company's executive compensation program consists of three major components: base salary, annual bonus awards and long-term equity incentives. Each of these components supports the Company's overall compensation policy, which relates pay to performance.

     Base Salary

      Amounts paid in base salary, including periodic increases, are determined primarily by the scope of the executive's responsibilities, his performance and the salaries offered within the industry for comparable positions. In connection with its overall evaluation of the foregoing factors, the Compensation Committee draws upon its members' general knowledge of compensation practices within the insurance and financial services industries and periodically reviews compensation data regarding other insurance companies, including a peer group of comparably sized property and casualty insurance companies established by the Compensation Committee specifically for this purpose.

     Annual Bonus Awards

      Annual bonus awards earned by executives are based upon their achievement of performance objectives established by the Compensation Committee at the beginning of each fiscal year that link potential bonus awards to the enhancement of Company earnings and overall profitability. The Compensation Committee believes that the use of predetermined performance objectives provides an excellent link between the value created for Shareholders and the incentives paid to executives.

     Long-Term Equity Incentives

      Certain executives of the Company may earn equity-based incentive awards, the ultimate value of which is related to the long-term performance of the Company's Common Stock. Long-term equity incentives may take the form of stock options or restricted stock.

     Stock options have been the principal vehicle of the Company for the payment of long-term incentive compensation. Stock options granted to executives under the Company's 1993 Stock Option Plan provide incentives to executives by giving them a strong economic interest in building value for Shareholders.
Stock options become exercisable in annual installments commencing two years after the date of grant, and the exercise price of each option is the fair market value of the Company's Common Stock on the date of grant. As a result, executives benefit from options only through a rise over time in the market value of the underlying shares.

      Restricted stock also motivates executives by providing incentives tied to Shareholder value. Restricted stock granted to executives under the Company's Restricted Stock Plan is subject to restrictions on its transfer that lapse in annual installments commencing two years following the date of grant.
Accordingly, the ultimate value of restricted stock awards is linked to the performance of the Company's Common Stock over an extended period.

      Long-term equity incentives are granted by the Compensation Committee based upon an executive's position and his or her ability to contribute to the future performance of the Company. The Compensation Committee is responsible for determining the form and terms of all such awards.

Compensation of the Chief Executive Officer

     The overall compensation of the Chief Executive Officer (the "CEO") reflects the Compensation Committee's evaluation of (i) the Company's performance as measured by operating, financial and strategic objectives, viewed from both a short-term and a long-term perspective, (ii) the CEO's individual performance in pursuing the foregoing objectives and (iii) the compensation paid to chief executive officers of other companies of similar size and complexity in the insurance and financial services industries.

      Mr. Crane's base salary for 1997 was $330,000. The Compensation Committee determined this figure based upon a review of the compensation paid to CEOs of other insurance companies, including a peer group of comparably sized property and casualty insurance companies established by the Compensation Committee specifically for this purpose. The Compensation Committee considered the Company's overall performance as measured by operating, financial and strategic objectives established in connection with annual bonus awards for 1997 and determined that no such awards would be granted to any of the executive officers of the Company for 1997. The Committee also determined that no additional long-term incentive awards would be granted during 1997 to the executive officers of the Company.

Internal Revenue Code Section 162(m)

      Section  162 (m) of the Internal Revenue Code of  1986,  as
amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the CEO or to any of the other highly compensated executive officers named in the Company's annual proxy statement. Qualifying "performance-based compensation" and compensation paid pursuant to plans or agreements adopted or entered into prior to a company's initial public offering of securities or subsequently approved by its shareholders will not be subject to the foregoing deduction limitation, if certain requirements are met. The Compensation Committee believes that the compensation to be paid in 1998 to any of the Company's executive officers will not exceed the foregoing deduction limitation.

      The Company has established and maintains compensation programs that align the interests of management with those of the Shareholders and that comply with the principles set forth in this report. The Compensation Committee intends to take appropriate actions consistent with such principles to avoid the unnecessary loss of future deductions under Section 162(m) of the Code.

                     COMPENSATION COMMITTEE
                  Robert R. Douglass, Chairman
                         Hadley C. Ford
                      Richard W. Hanselman
                         Joe M. Rodgers


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity, one of whose executive officers or directors is a director of the Company.


                     EXECUTIVE COMPENSATION
      The following information relates to the annual and long-term compensation paid by the Company and its subsidiaries in connection with the three fiscal years ending December 31, 1997, 1996 and 1995 to the Chief Executive Officer of the Company and the three other executive officers of the Company whose earnings exceeded $100,000 for the fiscal year ended December 31, 1997.

                                                       Long-Term
                               Annual Compensation     Compensation Awards
                                                       Securities
                                                       Underlying  All Other
Name and Principal Position Year  Salary   Bonus       Options     Compensation(3)
Stephen A. Crane            1997  $330,000 $      0         0      $18,768
President &
  Chief Executive Officer   1996   330,000        0    25,000       18,794
                            1995   300,000  300,000         0       18,880

John F. Iannucci (1)        1997   257,500        0         0       19,932
Executive Vice President    1996   245,000        0    20,000       19,890
                            1995   235,000  263,313(2)      0       19,440

Robert M. Coffee            1997   148,750        0         0       14,948
Senior Vice President &     1996   140,000        0     5,000       14,077
  General Counsel           1995   132,500   32,500         0       10,263

Robert P. Cuthbert          1997   193,833        0         0       14,831
Senior Vice President &     1996   188,000        0     5,000       14,940
  Chief Financial Officer   1995   180,000  108,000         0       11,686

_____________________

(1) Mr. Iannucci resigned on December 31, 1997 as an officer and Director of the Company and its subsidiaries.

(2) In accordance with the terms of the Annual Incentive Plan for Key Employees of Gryphon Holdings Inc. and its Subsidiaries, the portion of the bonus payable to Mr. Iannucci for 1995 that exceeded his base salary for 1995 was paid to him in shares of Common Stock. Accordingly, Mr. Iannucci received 1,500 shares of Common Stock based upon the fair market value of the shares on March 4, 1996, the date of the award. These shares, which are not subject to forfeiture, may not be sold or otherwise transferred by Mr. Iannucci pending the lapse of a restriction on their transfer. This restriction will lapse with respect to 25% of the shares on the second anniversary of the date of the award and with respect to an additional 25% of the shares on each of the next three anniversaries of such date. Pending the lapse of this restriction, Mr. Iannucci enjoys all other rights of a Shareholder of the Company with respect to such shares.

(3) These amounts for 1997, 1996 and 1995, respectively, represent (i) premiums paid by the Company for term life insurance policies as follows: Mr. Crane $1,440, $1,440 and $1,440; Mr. Coffee $991, $1,207 and $881; Mr. Cuthbert
     $839,  $870 and $766; Mr. Iannucci $1,440, $1,320 and  $864;
     (ii) contributions by the Company under the Gryphon Holdings 401(k) & Profit Sharing Plan as follows: Mr. Crane $13,992, $14,070 and $14,076; Mr. Coffee $13,957, $12,870 and
     $9,382; Mr. Cuthbert  $13,992, $14,070 and $10,920; and  Mr.
     Iannucci $13,992, $14,070 and $14,076; and (iii) the value attributed to the use of a Company automobile as follows:
     Mr. Crane $3,336, $3,364 and $3,364; and, Mr. Iannucci $4,500, $4,500 and $4,500.



      During the Company's last fiscal year ending December 31, 1997, no options, stock appreciation rights or other long term incentive awards were granted to, or exercised by, any of the persons named in the Summary Compensation Table set forth on page
8. The following table sets forth for each person named in the Summary Compensation Table the specified information with respect to all options outstanding on December 31, 1997.


                           FISCAL YEAR-END OPTION VALUES
                    Number of Securities       Value of Unexercised
                    Underlying Unexercised     In-the-Money
                    Options at Fiscal          Options at Fiscal
                    Year-End                   Year-End(1)
Name                Exercisable Unexercisable  Exercisable Unexercisable
Stephen A. Crane    56,250      43,750         $210,938    $70,313
John F. Iannucci    37,500      32,500          140,625     46,875
Robert M. Coffee     7,500       7,500           24,825     24,825
Robert P. Cuthbert  15,000      15,000           34,650     34,650

_____________________


(1) Based on $16.75 per share, which was the closing price of the Common Stock on NASDAQ on December 31, 1997.


        COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  The following performance   graph compares the percentage change
in the Company's cumulative total Shareholder return on shares of Common Stock with the cumulative total return for (i) the S&P's 500 Composite Stock Index and (ii) a peer group, composed of seven other property and casualty insurers, over the period from December 21, 1993 (the date on which the Common Stock began to trade on the NASDAQ National Market System, pursuant to an
initial   public  offering)  through  December  31,  1997.    The
companies included in the peer group for 1997 are Frontier Insurance Group, Inc., Gainsco, Inc., Markel Corporation, RLI
Corp.,   The   Navigators   Group  Inc.,   Capitol   Transamerica
Corporation   and  Philadelphia  Consolidated  Holdings.    Titan
Holdings, Inc., included within the peer group for 1996, has been dropped from the peer group for 1997 following its acquisition by another company. The returns of the companies in the peer group have been weighted according to their respective stock market capitalizations for purposes of arriving at a peer group average.

                         PERFORMANCE GRAPH



  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock by Management

      The  following  table  sets  forth  as  of  April  2,  1998 information concerning the ownership of Common Stock by each Director, by each executive officer named in the Summary Compensation Table and by all executive officers and Directors of the Company as a group, together with their respective percentage ownership of the outstanding Common Stock.

              MANAGEMENT OWNERSHIP OF COMMON STOCK

                          Shares of      Shares upon exercise               Percent of
Name of Beneficial Owner  Common Stock   of Stock Options(1)   Total(2)     Class
Stephen A. Crane          82,664         56,250                138,914      2.1%
John F. Iannucci          46,338 (3)          0                 46,338 (3)   *
Robert M. Coffee           6,403          7,500                 13,903       *
Robert P. Cuthbert        20,909         22,500                 43,409       *
Robert M. Baylis          10,000          2,500                 12,500       *
Franklin L. Damon          3,500          5,000                  8,500       *
Robert R. Douglass         5,000          5,000                 10,000       *
David H. Elliott           2,000          5,000                  7,000       *
Hadley C. Ford            12,000          5,000                 17,000       *
Richard W. Hanselman       3,000          5,000                  8,000       *
Joe M. Rodgers             1,000 (4)      5,000                  6,000 (4)   *
George L. Yeager           1,000          5,000                  6,000       *
All Directors and
   Executive Officers as a
   Group (12 persons)    193,814        123,750                317,564      4.7%

*  less than 1%.

______________________

(1)  Represents  beneficial  ownership  of  shares  that  may  be
     acquired  by  the  exercise  of  stock  options  which   are
     currently exercisable or exercisable within sixty days.

(2)  The  amounts  of Common Stock and stock options beneficially owned  are  reported  on  the basis of  regulations  of  the
     Securities    and   Exchange   Commission   governing    the
     determination of beneficial ownership of securities.

(3)  Includes  500  shares  held  by  Mr.  Iannucci's  wife   and
     100 shares held by Mr. Iannucci as trustee for his grandson.

(4) These shares are held by JMR Investments, a Tennessee general partnership of which Mr. Rodgers' wife is a general partner and the majority owner.

     Except as otherwise noted above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares of Common Stock shown as being beneficially owned by them.

Principal Holders of Common Stock

      The following table indicates the only persons known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock as of April 2, 1998. The Company has no other class of equity securities outstanding.

                BENEFICIAL OWNERS OF GREATER THAN
                  FIVE PERCENT OF COMMON STOCK
                                     Amount and Nature of   Percent
Name of Beneficial Owner             Beneficial Ownership   of Class
Markel Corporation                   661,250 (1)            9.81%
  4551 Cox Road
  Glen Allen, VA  23060-3382

Pioneering Management Corporation    660,000 (2)            9.79%
  60 State Street
  Boston, MA 02109

Dimensional Fund Advisors Inc.       437,200 (3)            6.49%
  1299 Ocean Avenue
  Santa Monica,  CA  90401

Oppenheimer Capital                  429,100 (4)            6.37%
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281

The Capital Group Companies, Inc.    407,100 (5)            6.04%
  333 South Hope Street
  Los Angeles,  CA  90071

Royce & Associates, Inc.             401,500 (6)            5.96%
  1414  Avenue of  the Americas
  New York, NY 10019

(1) Based upon information obtained from a Schedule 13D, dated March 30, 1998, which was filed with the Securities and Exchange Commission by Markel Corporation ("Markel"). The Schedule 13D reported that Markel beneficially owned 661,250 shares of Common Stock. Markel had sole dispositive and voting power with respect to such shares.

(2) Based upon information obtained from a Schedule 13G, dated January 21, 1998, which was filed with the Securities and Exchange Commission by Pioneering Management Corporation ("Pioneering"). The Schedule 13G reported that Pioneering owned 660,000 shares of Common Stock. Pioneering had sole voting power and shared dispositive power with respect to these shares.

(3) Based upon information obtained from a Schedule 13G, dated February 9, 1998, which was filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G reported that Dimensional, a registered investment adviser, beneficially owned 473,200 shares of Common Stock which were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in various other investment vehicles managed by Dimensional. Dimensional had sole dispositive and voting power with respect to such shares.

(4) Based upon information obtained from a Schedule 13G, dated February 27,1998, which was filed with the Securities and Exchange Commission by Oppenheimer Capital ("Oppenheimer"). The
Schedule 13G reported that Oppenheimer, a registered investment adviser, beneficially owned 429,100 shares of Common Stock. Oppenheimer had sole dispositive and voting power with respect to such shares.

(5) Based upon information obtained from a Schedule 13G, dated February 10, 1998, which was filed with the Securities and Exchange Commission by The Capital Group Companies, Inc., which is the owner of six investment companies. The Schedule 13G reported that The Capital Group Companies, Inc. beneficially owned 407,100 shares of Common Stock in connection with investment accounts managed for numerous clients by its investment companies. No single account held 5% or more of the outstanding Common Stock. The Capital Group Companies, Inc., through its investment companies, had sole dispositive and voting power with respect to such shares.

(6) Based upon information obtained from a Schedule 13G, dated February 14, 1998, which was filed with the Securities and Exchange Commission by Royce & Associates, Inc. and Charles M. Royce, the controlling person of Royce & Associates, Inc. The
Schedule 13G reported that Royce & Associates, Inc. beneficially owned 401,500 shares of Common Stock. Charles M. Royce owned no shares of Common Stock independent of Royce & Associates, Inc. Royce & Associates, Inc. held sole voting and dispositive power with respect to such shares.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Severance Agreements

      The Company has entered into severance agreements with each of Messrs. Crane, Iannucci, and Cuthbert, under which each is entitled to between 6 months and 12 months of salary continuation payments, as determined by the Board, in the event that he is terminated without "cause" or for disability, or resigns as a result of constructive termination. Under the terms of these agreements, as well as a similar severance agreement between the Company and Mr. Coffee, in the event that a person acquires more than 20% of the Company's outstanding voting securities, and within 24 months thereafter the executive is terminated without "cause" or for disability or the executive suffers a constructive termination, as defined in such agreements, the executive is entitled to a lump sum payment equal to 36 months of his then current salary.

Indemnification Agreements

      The Company's Certificate of Incorporation provides for the indemnification of the Company's officers and Directors to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") in connection with services provided by such individuals to or on behalf of the Company. As permitted by the Certificate of Incorporation and the DGCL, the Company has entered into indemnification agreements with each of its executive officers and Directors that detail the procedures by which such individuals will be entitled to indemnification in the event they become involved in any proceeding in connection with such services.

Acquisition of First Re
      On February 9,1998, the Company entered into a stock purchase agreement with Dearborn to buy all of the issued and outstanding shares (the "Shares") of capital stock of certain subsidiaries of Dearborn, including First Re. In connection with the purchase of the Shares, the Company has agreed to elect, as soon as practicable following the acquisition of the Shares, John
K. Castle, the Chairman of Castle Harlan, Inc., or such other person nominated by Castle Harlan, Inc. and acceptable to the Board of Directors (the "Castle Harlan Nominee"), as a Class I Director of the Company to serve until the Annual Meeting of the Shareholders in 2000, at which time the Board of Directors shall recommend a Castle Harlan Nominee to the Shareholders of the Company for election as a Class I Director. At each subsequent Annual Meeting of Shareholders of the Company at which the term of the Castle Harlan Nominee is to expire or a vacancy caused by the cessation of service of the Castle Harlan Nominee is to be filled, the Board of Directors shall recommend a replacement Castle Harlan Nominee to Shareholders of the Company for election as a Class I Director and shall use all reasonable efforts to cause the election of such nominee to the Board of Directors. The foregoing arrangement is subject to termination in various circumstances outlined in an agreement between the Company, Dearborn and Castle Harlan Partners II, L.P., a shareholder of Dearborn. In a separate agreement with John A. Dore, the President and Chief Executive Officer of First Re, the Company has agreed to increase the number of Directors of the Company following the acquisition of the Shares from ten to eleven and to elect Mr. Dore to the Board of Directors of the Company.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (collectively, the "Forms") with the Securities and Exchange Commission (the "SEC"). These Reporting Persons are required pursuant to SEC regulations to furnish the Company with copies of all Forms they file with the SEC. Based solely on the Company's review of the copies of the Forms it has received and written representations from certain Reporting Persons, the Company believes that all transactions by Reporting Persons relating to ownership and changes in ownership of equity securities of the Company during the fiscal year 1997 have been duly reported to the SEC pursuant to the aforementioned Forms.


             RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG Peat Marwick LLP has been selected as the independent auditors to audit the consolidated financial statements of the Company for 1998. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Company's 1997 consolidated financial statements.


               SUBMISSION OF SHAREHOLDER PROPOSALS

      Shareholders of the Company wishing to include proposals in the proxy material for the next Annual Meeting of Shareholders of the Company must submit the same in writing so as to be received at the executive offices of the Company on or before December 9, 1998. Such proposals must also meet the other requirements of the rules of the SEC relating to shareholder proposals and the requirements set forth in the Certificate of Incorporation.

      A copy of the Company's Annual Report on Form 10-K is available without charge to any Shareholder who requests a copy in writing. Requests for copies of this report should be directed to the Secretary, Gryphon Holdings Inc., 30 Wall Street, New York, NY 10005-2201.

                            On behalf of the Board of Directors


                            ROBERT M. COFFEE
                            Secretary


April 16, 1998